Exhibit 99.1

FOR IMMEDIATE RELEASE

ARI Network Services Announces Fiscal 2014 Results

Milwaukee, Wis., October 28, 2014 – ARI Network Services (NASDAQ: ARIS), an award-winning provider of data-driven software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal fourth quarter and fiscal year ended July 31, 2014.

Highlights for the fiscal year 2014 included:

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The company reported record revenues of $33.0 million, a 9.7% increase over fiscal year 2013.

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Recurring revenues for fiscal 2014 were $30.9 million, a 14.4% increase over fiscal year 2013. As a percentage of total revenues, recurring revenues were 93.6% in fiscal year 2014 versus 89.7% in fiscal year 2013.

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EBITDA, a non-GAAP measure, adjusted for non-cash charges, was $3.9 million, or 11.7% of revenue in fiscal year 2014, an increase of 10.4% from fiscal year 2013.

Highlights for the fourth quarter of fiscal year 2014 included:

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Revenues for the fourth quarter were $8.5 million, an increase of 4.5% over 3Q14 and 1.1% over the same period last year.

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Gross margin was 81.6% in the fourth quarter compared with 80.9% in 3Q14 and 80.8% in the same period last year.

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EBITDA, a non-GAAP measure, adjusted for non-cash charges, was $1.4 million or 16.1% of revenue in the fourth quarter. This compares with EBITDA of $1.3 million or 15.4% of revenue in 3Q14 and $1.5 million or 17.7% of revenue in the same period last year.

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Cash generated from operations was $1.3 million for the fourth quarter of fiscal 2014, compared with $1.0 million in 3Q14 and $0.9 million for the same period last year.

Fiscal Year 2014 Financials
Fiscal 2014 was a record year for ARI, with revenues of more than $33 million. Total revenue increased 9.7% or $2.9 million during fiscal 2014. Recurring revenues were $30.9 million, a $3.9 million increase over the prior year. The increase in revenue and recurring revenue was primarily driven by growth in the company’s website solution offerings, which in fiscal 2014 accounted for 51% of the firm’s revenues.

Gross margin for fiscal year 2014 was 80.7% versus 78.0% last year, with the increase being largely attributable to the growth in the firm’s recurring revenues which have a higher gross profit.

The company recorded an operating profit of $0.4 million in fiscal 2014 versus an operating loss of $0.2 million in fiscal 2013. Net loss for the fiscal year was $102,000 or ($0.01) per share, compared with a net loss of $753,000 or ($0.08) per share last year.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “Fiscal 2014 was a year of growth and accomplishments for ARI. We recorded the highest revenue in company history and were able to grow EBITDA 10% versus the prior year. In the early part of our fiscal year, we acquired DUO Web Solutions and through that were able to re-launch our Digital Marketing Services offering, which we expect to be one of our key drivers of organic growth in fiscal 2015. In December of 2013, we successfully re-listed on the Nasdaq Capital Market and recently were added to the Russell Microcap Index. Throughout the year, we were also able to enhance our product offerings and expand our customer base in our primary growth verticals of automotive tire and wheel and home medical equipment, which we entered during fiscal 2013.”

Mr. Olivier continued, “Subsequent to the end of our fiscal year, we completed the acquisition of TCS Technologies. This acquisition further solidifies our leadership position in the automotive tire and wheel industry and expands our product offerings. We are excited about the growth prospects of this acquisition as we look ahead to fiscal 2015.”

William Nurthen, Chief Financial Officer of ARI, commented, “The company experienced marked improvement in profitability and cash flow in the back half of fiscal 2014. EBITDA for the third and fourth quarters of fiscal 2014 were 15.4% and 16.1%, respectively, and the fourth quarter performance was inclusive of more than $100,000 in charges related to the company’s acquisition of TCS. In addition, cash flow from operations for the last two quarters combined was $2.4 million which was the best six-month performance in the company’s history.”

Fiscal 2014 Conference Call
ARI will conduct a conference call on Tuesday, October 28, 2014 at 4:30 pm EDT to review the financial results for the fiscal year ended July 31, 2014. Interested parties can access the conference call by dialing (877) 359-3639 or (408) 427-3725 and referring to conference ID: 22267504. The conference call is also being webcast, which is available in the Investor Relations section of the company’s website at investor.arinet.com. A replay of the webcast will be archived on the company’s website for 60 days.

Non-GAAP Measures

EBITDA, a non-GAAP measure, is defined as earnings before interest, income taxes, depreciation and amortization. Management believes EBITDA, to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. While management considers EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Not all companies calculate EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of net income to EBITDA is included in this release and can be found on the investor relations section of our website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of data-driven software tools and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 10.5 million active part and accessory SKUs, 469,000 models and $1.7 billion in retail product value. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 22,000 equipment dealers, 195 distributors and 1,500 manufacturers worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

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Follow @ARI_Net on Twitter: twitter.com/ARI_Net

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Become a fan of ARI on Facebook: www.facebook.com/ARInetwork

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Join us on G+: plus.google.com

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LinkedIn: www.linkedin.com

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Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res| ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Brousil, Director of Marketing, ARI, +1.414.973.4323, colleen.brousil@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com

ARI  Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)

	Three months ended July 31		Year ended July 31
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Net revenue	$8,548	$8,454	$33,019	$30,102
Cost of revenue	1,572	1,622	6,378	6,636
Gross profit	6,976	6,832	26,641	23,466
Operating expenses:
Sales and marketing	2,154	2,021	9,344	7,480
Customer operations and support	1,616	1,728	6,645	5,834
Software development and technical support (net of capitalized
software product costs)	701	653	2,717	2,648
General and administrative	1,732	1,547	6,222	6,005
Depreciation and amortization (exclusive of amortization of
software product costs included in cost of revenue)	308	328	1,322	1,281
Loss on impairment of long-lived assets	35	—	35	420
Net operating expenses	6,546	6,277	26,285	23,668
Operating income (loss)	430	555	356	(202)
Other income (expense):
Interest expense	(70)	(92)	(286)	(626)
Loss on debt extinguishment	—	—	—	(682)
Loss on change in fair value of stock warrants	—	(635)	(28)	(635)
Gain on change in fair value of estimated contingent liabilities	41	180	67	180
Gain on change in fair value of contingent assets	—	—	—	64
Other, net	3	8	30	15
Total other income (expense)	(26)	(539)	(217)	(1,684)
Income (loss) before provision for income tax	404	16	139	(1,886)
Income tax benefit (expense)	(230)	(314)	(241)	1,133
Net loss	$174	$(298)	$(102)	$(753)
Net loss per common share:
Basic	$0.01	$(0.02)	$(0.01)	$(0.08)
Diluted	$0.01	$(0.02)	$(0.01)	$(0.08)

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	July 31	July 31
	2014	2013
ASSETS
Cash and cash equivalents	$1,808	$2,195
Trade receivables, less allowance for doubtful accounts of $359
and $220 at July 31,2014 and 2013, respectively	1,212	945
Work in process	294	154
Prepaid expenses and other	1,030	934
Deferred income taxes	2,655	2,938
Total current assets	6,999	7,166
Equipment and leasehold improvements:
Computer equipment and software for internal use	2,382	2,641
Leasehold improvements	626	609
Furniture and equipment	2,327	2,561
	5,335	5,811
Less accumulated depreciation and amortization	(3,564)	(3,948)
Net equipment and leasehold improvements	1,771	1,863
Capitalized software product costs:
Amounts capitalized for software product costs	22,676	20,814
Less accumulated amortization	(18,656)	(16,604)
Net capitalized software product costs	4,020	4,210
Deferred income taxes	3,507	3,451
Other long term assets	72	141
Other intangible assets	3,612	4,099
Goodwill	12,367	12,198
Total non-current assets	25,349	25,962
Total assets	$32,348	$33,128

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	July 31	July 31
	2014	2013
LIABILITIES
Current portion of long-term debt	$675	$450
Current portion of contingent liabilities	295	303
Accounts payable	656	710
Deferred revenue	7,415	8,571
Accrued payroll and related liabilities	1,336	1,434
Accrued sales, use and income taxes	123	147
Other accrued liabilities	472	316
Current portion of capital lease obligations	195	24
Total current liabilities	11,167	11,955
Long-term debt	3,375	4,050
Common stock warrants at fair value	—	254
Long-term portion of contingent liabilities	153	418
Capital lease obligations	233	169
Other long term liabilities	214	233
Total non-current liabilities	3,975	5,124
Total liabilities	15,142	17,079
SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at July 31, 2014 and July 31, 2013, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at July 31, 2014 and July 31, 2013, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 13,506,316 and 12,976,588 shares issued and outstanding at July 31, 2014 and 2013, respectively	14	13
Additional paid-in capital	106,077	104,816
Accumulated deficit	(88,864)	(88,762)
Other accumulated comprehensive loss	(21)	(18)
Total shareholders' equity	17,206	16,049
Total liabilities and shareholders' equity	$32,348	$33,128

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(Dollars inThousands)

	Year ended July 31
	2014	2013
	(Unaudited)	(Audited)
Operating activities:
Net loss	$(102)	$(753)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	2,052	1,741
Amortization of discount related to present value of earnout	(15)	(25)
Amortization of bank loan fees	26	160
Interest expense related to earnout payable	76	151
Depreciation and other amortization	1,322	1,281
Loss on impairment of long-lived assets	35	420
Gain on change in fair value of earnout receivable	—	(64)
Loss on debt extinguishment	—	682
Loss on change in fair value of stock warrants	28	635
Gain on change in fair value of earnout payable	(67)	(180)
Provision for bad debt allowance	279	194
Deferred income taxes	227	(1,260)
Stock based compensation	340	193
Stock based director fees	220	127
Net change in assets and liabilities:
Trade receivables	(545)	98
Work in process	(140)	(3)
Prepaid expenses and other	(41)	(209)
Other long term assets	—	(170)
Accounts payable	(40)	(16)
Deferred revenue	(1,156)	(1,042)
Accrued payroll and related liabilities	(229)	873
Accrued sales, use and income taxes	(24)	(69)
Other accrued liabilities	137	(360)
Net cash provided by operating activities	$2,383	$2,404
Investing activities:
Purchase of equipment, software and leasehold improvements	(631)	(722)
Cash received on earnout from disposition of a component of the business	101	147
Cash paid for contingent liabilities related to acquisitions	(249)	—
Net cash paid for net assets related to acquisitions	(241)	(2,479)
Software developed for internal use	(29)	(60)
Software development costs capitalized	(1,769)	(1,686)
Net cash used in investing activities	$(2,818)	$(4,800)
Financing activities:
Payments on long-term debt	$(450)	$(8,172)
Borrowings under long-term debt	—	6,000
Proceeds from capital lease obligations incurred	312	—
Payments of capital lease obligations	(100)	(210)
Payment of stock issuance fees	—	(550)
Proceeds from exercise of common stock warrants	—	1,650
Proceeds from issuance of common stock	289	4,531
Net cash provided by financing activities	$51	$3,249
Effect of foreign currency exchange rate changes on cash	(3)	(8)
Net change in cash and cash equivalents	(387)	845
Cash and cash equivalents at beginning of period	2,195	1,350
Cash and cash equivalents at end of period	$1,808	$2,195
Cash paid for interest	$292	$596
Cash paid for income taxes	$106	$91

Reconciliation of Non-gaap Measures
(Dollars in Thousands)
(Unaudited)

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three and twelve months ended
July 31, 2014 and 2013, respectively

	Three months ended July 31		Year ended July 31
	2014	2013	2014	2013
Net Income (loss)	$ 174	$ (299)	$ (102)	$ (753)
Interest	70	92	286	626
Amortization of software products	558	429	2,052	1,741
Other depreciation and amortization	308	328	1,322	1,281
Loss on debt extinguishment	—	—	—	682
Loss on FMV of Warrant Derivatives	—	635	28	635
Loss on impairment of long-lived assets	35	—	35	420
Income taxes	230	314	241	(1,133)
EBITDA	$ 1,375	$ 1,499	$ 3,862	$ 3,499